Exhibit 99.1

Filed by Horizon Bancorp pursuant to Rule 425 under the Securities Act of 1933 Subject Company: Horizon Bancorp Commission File No. 000-10792

Date: November 13, 2013

FOR IMMEDIATE RELEASE

Horizon Bancorp and SCB Bancorp, Inc. Announce
Signing of Merger Agreement

Michigan City, IN and East Lansing, MI (November 13, 2013) – Horizon Bancorp (NASDAQ GM: HBNC, “Horizon”) and SCB Bancorp, Inc. (“SCB”), today announced they have executed a definitive agreement whereby Horizon will acquire SCB and its wholly-owned subsidiary, Summit Community Bank, through a stock and cash merger.

Under the terms of the merger agreement, shareholders of SCB will receive fixed consideration of 0.4904 shares of Horizon common stock and $5.15 in cash for each share of SCB common stock. Based upon the November 12, 2013, closing price of $21.43 per share of Horizon common stock, the transaction is valued at approximately $18.4 million.

Headquartered in East Lansing, Michigan, SCB, through its wholly-owned subsidiary Summit Community Bank, serves the greater Lansing area through two full-service banking locations.  As of September 30, 2013, Summit Community Bank had total assets of $161.0 million.

Horizon Bancorp is a community bank holding company headquartered in Michigan City, Indiana with total assets of $1.8 billion as of September 30, 2013.  Horizon Bancorp’s wholly-owned subsidiary, Horizon Bank, still operates under its original charter, dating back to 1873, with a footprint of twenty-nine offices extending throughout northern and central Indiana as well as southwestern Michigan.

“We are enthusiastic about this merger which is consistent with Horizon’s philosophy of partnering with banks that hold core values similar to ours and a commitment to serving their local communities,” said Horizon’s Chief Executive Officer, Craig M. Dwight.  “Summit Community Bank was founded with the goal of contributing to the success of their customers by offering creative financial solutions based upon sound financial advice, being ever mindful of the communities they serve. This stems from their most basic goal to preserve the values of community banking.”

Dwight explained that the Summit merger provides an excellent opportunity to expand Horizon’s current market presence in southwestern Michigan into the state’s vibrant capital region. This expansion will also complement Horizon’s entry into Grand Rapids, Michigan, where Horizon recently announced the hiring of a senior lender in charge of building a loan production team. Grand Rapids and Lansing represent Michigan’s second and third largest metropolitan areas, respectively. “We believe establishing a significant presence in these larger markets will provide Horizon with substantial growth opportunities, a key component to our future success,” Dwight commented.

“The team of experienced bankers at Summit Community Bank will continue to be led by John W. Abbott, Summit’s President and Chief Executive Officer, to solidify our shared philosophies of exceptional customer service and commitment to community banking,” continued Dwight.  Horizon has a track record of establishing local advisory boards to maintain the pulse of the local community.  Dwight indicated that such an advisory board will be established and appointed by Mr. Abbott for the greater Lansing area.

-MORE-

Page 2: Cont. Horizon Bancorp SCB Bancorp Merger

Mr. Abbott stated, “We are excited to become part of the Horizon Bank family and the increased opportunities this provides our customers and community.  Horizon’s demonstrated commitment to preserve true community banking, which means local decision-making, community involvement, and personal one-on-one service, will be keys to our joint success.”

The transaction is expected to be completed in the second quarter of 2014, subject to approval by federal and state regulatory authorities and SCB shareholders as well as the satisfaction of other closing conditions provided in the merger agreement.  The merger agreement also provides that Summit Community Bank will be merged into Horizon Bank, the wholly-owned subsidiary of Horizon Bancorp.

Horizon Bancorp was advised by Cummings & Company, LLC and the law firm of Barnes & Thornburg LLP.  SCB Bancorp was advised by Donnelly Penman & Partners and the law firm of Foster Swift Collins & Smith PC.

About Horizon Bancorp
Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern and Central Indiana and Southwest Michigan through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

About SCB Bancorp, Inc.
SCB Bancorp, Inc. is a Michigan corporation headquartered in East Lansing, Michigan with Summit Community Bank as its wholly owned subsidiary.  Founded in 2002, Summit Community Bank offers a full range of banking services with two branch locations and one mortgage center serving the greater Lansing, Michigan area.  Summit Community Bank may be reached online at www.mysummitbank.com.

Additional Information
In connection with the proposed merger, Horizon will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of SCB Bancorp and a Prospectus of Horizon, as well as other relevant documents concerning the proposed transaction. Shareholders and investors are urged to read the registration statement and the proxy statement/prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents Horizon has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents Horizon has filed with the SEC by contacting Mary McColl or Dona Lucker, Shareholder Relations Officer, 515 Franklin Square, Michigan City, Indiana 46360, telephone: (219) 874-9272 or on Horizon’s website at www.horizonbank.com under the tab “Investor Relations” and then under the heading “Information Requested”. The information available through Horizon’s website is not and shall not be deemed part of this press release or incorporated by reference into other filings Horizon makes with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Horizon and SCB and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SCB in connection with the proposed merger. Information about the directors and executive officers of Horizon is set forth in the proxy statement for Horizon’s 2013 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 22, 2013. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

-MORE-

Page 3: Cont. Horizon Bancorp SCB Bancorp Merger

Forward Looking Statements
This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Horizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Contact Information:	SCB Contact Information:
Craig M. Dwight	John W. Abbott
Chairman and	President and
Chief Executive Officer	Chief Executive Officer
Phone: (219) 873-2725	Main: (517) 664-1912
Fax: (219) 874-9280

Mark E. Secor	C. Wayne Weaver
Chief Financial Officer	Senior Vice President and
Phone: (219) 873-2611	Chief Financial Officer
Fax: (219) 874-9280	Main: (517) 664-1912

#  #  #